Exhibit 99.2

3Q 2017- Supplemental MedEquities Realty Trust, Inc.Table of ContentsIntroductionManagement, Board of Directors & Investor Contacts2Executive Summary3Capitalization Analysis & Research Coverage42017 Guidance5Financial InformationConsolidated Balance Sheets6Consolidated Statements of Operations - GAAP7Funds from Operations (FFO) & Adjusted Funds from Operations (AFFO)8Consolidated EBITDA & Consolidated Adjusted EBITDA9Debt Overview10Operational & Portfolio InformationOperator Overview & Lease Coverage11Market Summary12Annualized Rental Income Expiration Schedule13Payor Mix by Revenue & Facility-Level Occupancy14Transaction Activity15Additional InformationGlossary16Forward looking statements: This supplemental package contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements provide our current expectations or forecasts of future events and are not statements of historical fact. These forward-looking statements include information about our 2017 guidance and related assumptions, the strategic plans and objectives, potential property acquisitions and investments, anticipated capital expenditures (and access to capital), amounts of anticipated cash distributions to our stockholders in the future and other matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” "will" and variations of these words and other similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2017, and other documents filed by the Company with the SEC. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results.Information regarding our operators, tenants and guarantors: This supplemental package includes information regarding certain of our tenants and guarantors, which are not subject to SEC reporting requirements. The information related to our tenants and guarantors contained in this report was provided to us by such tenants or guarantors, as applicable, or was derived from publicly available information. We have not independently investigated or verified this information. We have no reason to believe that this information is inaccurate in any material respect, but we cannot provide any assurance of its accuracy. We are providing this data for informational purposes only. The most recent completed period for which financial and operating information is available for our tenants and guarantors is the period ended June 30, 2017.Definitions and reconciliations: For definitions of certain terms used throughout this supplemental, including certain non-GAAP financial measures, see the Glossary on pages 16-17. For reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures, see pages 8-9. On the cover: TOP - Vibra Rehabilitation Hospital of Amarillo, Amarillo, TX; Mountain's Edge Hospital, Las Vegas, NV; Castle Manor Nursing and Rehabilitation Center, National City, CA; MIDDLE - The Rio at Mission Trails, San Antonio, TX; Baylor Scott & White Medical Center - Lakeway, Lakeway, TX; Physical Rehabilitation and Wellness Center of Spartanburg, Spartanburg, SC; Horizon Specialty Hospital of Henderson, Las Vegas, NV; BOTTOM - Kemp Care Center, Kemp, TX; Heritage Park Nursing Center, Upland, CA; Mira Vista Court, Fort Worth, TX.

MedEquities Realty Trust, Inc.

Management, Board of Directors & Investor Contacts

Corporate

3100 West End Avenue, Suite 1000
Nashville, Tennessee 37203
615.627.4710
www.medequities.com

Executive and Senior Management

John McRoberts Chairman and Chief Executive Officer	**Bill Harlan** President, Chief Operating Officer and Director	**Jeff Walraven** Executive Vice President and Chief Financial Officer	
Forrest Gardner SVP of Asset & Investment Management	**Steve Graham** SVP, Director of Post Acute Acquisition & Development	**Michael Hammill** SVP of Finance & Capital Markets	**David Travis** SVP & Chief Accounting Officer

Board of Directors

Randall Churchey Lead Independent Director	**John Foy** Independent Director	**Steven Geringer** Independent Director	**Stephen Guillard** Independent Director	**Bill Harlan** President & Chief Operating Officer
Elliott Mandelbaum Independent Director	**John McRoberts** Chairman & Chief Executive Officer	**Stuart McWhorter** Independent Director	**James Pieri** Independent Director	

Transfer Agent

American Stock Transfer & Trust Co.
59 Maiden Lane
New York, New York 10038
800.937.5449

Investor Relations

Jeff Walraven Executive Vice President & Chief Financial Officer 615.627.4710 jwalraven@medequities.com	**Tripp Sullivan** SCR Partners 615.760.1104 IR@medequities.com

3Q 2017- Supplemental

2

3Q 2017- Supplemental MedEquities Realty Trust, Inc.Executive SummaryCompany overview: MedEquities Realty Trust (NYSE: MRT) is a self-managed and self-administered real estate investment trust that invests in a diversified mix of healthcare properties and healthcare-related real estate debt investments. The Company’s management team has extensive industry experience in acquiring, owning, developing, financing, operating, leasing and monetizing many types of healthcare properties and portfolios. MedEquities’ strategy is to become an integral capital partner with high-quality and growth-oriented facility-based providers of healthcare services on a nationwide basis, primarily through net-leased real estate investment. For more information, please visit www.medequities.com.Unaudited As of 09/30/17Select Portfolio Statistics Number of Properties31Licensed Beds (1)2,635 Facility-Level Occupancy (2)83%Markets / States12/7Weighted Average Lease Term Remaining (3)13.1TTM Portfolio EBITDARM/Rent Coverage (4)2.1xBalance Sheet ($ in thousands)Cash$7,264Gross Assets (5)$608,380Total Debt (6)$207,500Net Debt (Total Debt less Cash)$200,236Net Debt / Gross Assets32.9%Net Debt to Consolidated Adjusted EBITDA, annualized3.7x(1) Excludes the 166 beds in the AAC sober living facilities that are not licensed for treatment.(2) Reflects the facility-level occupancy of our total stabilized, single-tenanted portfolio. See Glossary for definition of our stabilized portfolio.(3) Excludes the medical office building in Brownsville, TX.(4) Includes guarantor-level coverage for our stabilized, single-tenanted buildings for the trailing 12 months as of June 30, 2017.(5) The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company's consolidated financial statements.(6) Excludes approximately $718,000 of net deferred financing costs reported as a component of the debt balance in the Company's consolidated financial statements.

MedEquities Realty Trust, Inc.

Capitalization Analysis & Research Coverage

Unaudited (in thousands except for per-share data and percentages)

	Three Months Ended			
	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Common Stock Data				
Weighted-Average Shares Outstanding - Basic	31,467	31,404	31,415	30,363
Weighted-Average Shares Outstanding - Diluted	31,506	31,487	31,566	30,447
High Closing Price	$ 12.79	$ 12.76	$ 11.61	$ 12.00
Low Closing Price	$ 11.37	$ 11.30	$ 10.75	$ 10.48
Average Closing Price	$ 11.86	$ 11.88	$ 11.16	$ 11.18
Closing Price (as of period end)	$ 11.75	$ 12.62	$ 11.21	$ 11.10
Dividends / Share (annualized) (1)	$ 0.84	$ 0.84	$ 0.84	$ 0.84
Dividend Yield (annualized) (2)	7.1%	6.7%	7.5%	7.6%
Common Shares Outstanding (2)	31,756	31,775	31,775	31,757
Market Value of Common Shares (2)	$ 373,133	$ 401,001	$ 356,198	$ 352,503
Total Market Capitalization (2) (3)	$ 580,633	$ 608,501	$ 563,698	$ 496,503

Equity Research Coverage (4)

B. Riley FBR
Bryan Maher
646.885.5423

JMP Securities
Peter Martin
415.835.8904

RBC Capital Markets
Michael Carroll
440.715.2649

Cantor Fitzgerald & Company
Joseph France
212.915.1239

J.P. Morgan Securities
Michael Mueller
212.622.6689

Capital One Securities
Daniel Bernstein
571.835.7202

KeyBanc Capital Markets
Jordan Sadler
917.368.2280

Citigroup
Smedes Rose
212.816.6243

Raymond James & Associates
Jonathan Hughes
727.567.1000

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on November 8, 2017 at 8:00 a.m. Central Time. The number to call for this interactive teleconference is (412) 542-4116. A replay of the call will be available through November 15, 2017 by dialing (412) 317-0088 and entering the replay access code, 10112949.

(1) Based on third quarter 2017 dividend of $0.21 declared on November 1, 2017.

(2) Based on closing price and ending shares for the last trading day of the quarter.

(3) Market value of shares plus debt as of quarter end.

(4) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

3Q 2017- Supplemental 4

MedEquities Realty Trust, Inc.

2017 Guidance

Unaudited

	Full Year 2017 Range	
Per share	**Low**	**High**
Net income attributable to common stockholders	$ 0.64	$ 0.65
Real estate depreciation & amortization, net of noncontrolling interest (1)	0.47	0.48
FFO attributable to common stockholders	**$ 1.11**	**$ 1.13**
Stock-based compensation expense	0.11	0.11
Deferred financing costs amortization	0.03	0.03
Straight-line rental income, net of noncontrolling interest	(0.15)	(0.15)
Other adjustments (2)	0.02	0.02
AFFO attributable to common stockholders	**$ 1.12**	**$ 1.14**

Assumptions

- Cash general and administrative expenses of $8.7 million to $8.9 million
- Close a total of $150 million of investments in 2017
  - $69.6 million in investments were closed as of September 30, 2017
  - $80.5 million of investments are expected to close in the fourth quarter of 2017 with initial cash yields of 8.50% to 9.00%
  - Approximate per share impact of the $80.5 million of investments expected to close in the fourth quarter of 2017 to each net income, FFO and AFFO of
- Interest expense of approximately $7.8 million to $8.1 million, including approximately $1.0 million in amortization of deferred financing costs
- Weighted average diluted share count of 31.5 million

(1) Includes $0.00 per share to $0.01 per share of real estate depreciation related to $80.5 million of assumed investments in the fourth quarter of 2017.

(2) Includes adjustments for non-real estate depreciation and straight-line rent expense.

3Q 2017- Supplemental

5

MedEquities Realty Trust, Inc.

Consolidated Balance Sheets

(in thousands)

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Assets:	*(unaudited)*	*(unaudited)*	*(unaudited)*		*(unaudited)*
Real estate properties:					
Land	$ 42,250	$ 40,090	$ 39,584	$ 39,584	$ 39,584
Building and improvements	489,334	451,306	441,100	440,927	440,927
Intangible lease assets	11,387	11,387	11,387	11,387	11,387
Furniture, fixtures and equipment	2,981	2,981	2,976	2,976	2,976
Less accumulated depreciation and amortization	(37,547)	(33,509)	(29,777)	(26,052)	(22,327)
Total real estate properties, net	**$ 508,405**	**$ 472,255**	**$ 465,270**	**$ 468,822**	**$ 472,547**
Mortgage notes receivable, net	29,120	22,418	22,417	9,915	9,914
Cash and cash equivalents	7,264	8,240	7,806	9,509	12,211
Other assets, net	26,044	33,665	33,202	31,507	35,330
Total assets	**$ 570,833**	**$ 536,578**	**$ 528,695**	**$ 519,753**	**$ 530,002**
Liabilities:					
Debt, net	$ 206,782	$ 163,741	$ 155,699	$ 144,000	$ 244,000
Accounts payable and accrued liabilities	6,376	14,870	14,414	15,244	21,606
Deferred revenue	2,040	2,066	1,365	2,251	1,566
Total liabilities	**$ 215,198**	**$ 180,677**	**$ 171,478**	**$ 161,495**	**$ 267,172**
Equity:					
Preferred stock	$ -	$ -	$ -	$ -	$ 1
Common stock	314	314	314	314	109
Additional paid in capital	374,994	374,436	373,518	372,615	275,667
Dividends declared	(60,935)	(54,513)	(47,719)	(40,951)	(34,585)
Retained earnings	38,426	33,101	28,305	23,774	19,329
Accumulated other comprehensive income (loss)	(8)	(123)	370	-	-
Total MedEquities Realty Trust, Inc. stockholders' equity	352,791	353,215	354,788	355,752	260,521
Noncontrolling interest	2,844	2,686	2,429	2,506	2,309
Total equity	**$ 355,635**	**$ 355,901**	**$ 357,217**	**$ 358,258**	**$ 262,830**
Total liabilities and equity	**$ 570,833**	**$ 536,578**	**$ 528,695**	**$ 519,753**	**$ 530,002**

3Q 2017- Supplemental 6

MedEquities Realty Trust, Inc.

Consolidated Statements of Operations - GAAP

(in thousands, except per-share amounts)

	Three Months Ended (Unaudited)				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Revenues:					
Rental income	$ 15,114	$ 14,287	$ 13,839	$ 13,769	$ 13,603
Interest on mortgage notes receivable	644	529	433	232	231
Interest on notes receivable	8	9	10	9	11
Total revenues	$ 15,766	$ 14,825	$ 14,282	$ 14,010	$ 13,845
Operating expenses:					
Depreciation and amortization	3,931	3,627	3,618	3,618	3,617
Property related	326	477	352	297	341
Acquisition related	33	263	66	-	29
Franchise, excise and other taxes	50	(60)	86	144	87
General and administrative	3,046	2,979	3,171	2,836	2,436
Total operating expenses	$ 7,386	$ 7,286	$ 7,293	$ 6,895	$ 6,510
Operating income	$ 8,380	$ 7,539	$ 6,989	$ 7,115	$ 7,335
Other income (expense):					
Interest and other income	3	1	1	1	191
Interest expense	(2,117)	(1,808)	(1,515)	(1,740)	(2,792)
Total other income (expense)	$ (2,114)	$ (1,807)	$ (1,514)	$ (1,739)	$ (2,601)
Net income	$ 6,266	$ 5,732	$ 5,475	$ 5,376	$ 4,734
Less: Preferred stock dividends	-	-	-	(6,366)	(2,464)
Less: Net income attributable to noncontrolling interest	(941)	(936)	(944)	(931)	(821)
Net income (loss) attributable to common stockholders	$ 5,325	$ 4,796	$ 4,531	$ (1,921)	$ 1,449
Net income (loss) attributable to common stockholders per share - basic and diluted	$ 0.17	$ 0.15	$ 0.14	$ (0.06)	$ 0.12
Weighted-average shares outstanding - basic	31,467	31,404	31,415	30,363	10,964
Weighted-average shares outstanding - diluted	31,506	31,487	31,415	30,363	10,964
Dividends declared per common share	$ 0.21 (1)	$ 0.21 (2)	$ 0.21 (3	$ - (4)	$ 0.42

(1) Dividend for the third quarter of 2017 of $0.21 per share was declared and will be paid in November 2017.

(2) Dividend for the second quarter of 2017 of $0.21 per share was declared and paid in August 2017.

(3) Dividend for the first quarter of 2017 of $0.21 per share was declared and paid in May 2017.

(4) Dividend for the fourth quarter of 2016 of $0.21 per share was declared and paid in January 2017.

3Q 2017- Supplemental 7

MedEquities Realty Trust, Inc.

Funds from Operations (FFO) & Adjusted Funds from Operations (AFFO)

Unaudited (in thousands, except per-share amounts)

	Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net income (loss) attributable to common stockholders	$ 5,325	$ 4,796	$ 4,531	$ (1,921)	$ 1,449
Real estate depreciation and amortization, net of noncontrolling interest	3,849	3,544	3,536	3,536	3,535
FFO attributable to common stockholders	$ 9,174	$ 8,340	$ 8,067	$ 1,615	$ 4,984
Stock-based compensation expense	783	934	956	628	633
Deferred financing costs amortization	241	240	322	428	425
Non-real estate depreciation and amortization	136	134	152	151	138
Preferred stock redemption premium paid upon completion of the IPO	-	-	-	6,256	-
Surety bond fee	-	-	-	-	(188)
Straight-line rent expense	39	39	40	41	41
Straight-line rent revenue, net of noncontrolling interest	(1,348)	(1,179)	(969)	(982)	(851)
AFFO attributable to common stockholders	$ 9,025	$ 8,508	$ 8,568	$ 8,137	$ 5,182
Weighted-average shares outstanding - earnings per share					
Basic	31,467	31,404	31,415	30,363	10,964
Diluted	31,506	31,487	31,415	30,363	10,964
Net income (loss) attributable to common stockholders per share - basic and diluted	$ 0.17	$ 0.15	$ 0.14	$ (0.06)	$ 0.12
Weighted-average shares outstanding - FFO and AFFO					
Basic	31,467	31,404	31,415	30,363	10,964
Diluted	31,506	31,487	31,566	30,447	11,108
FFO per common share					
Basic	$ 0.29	$ 0.27	$ 0.26	$ 0.05	$ 0.45
Diluted	$ 0.29	$ 0.26	$ 0.26	$ 0.05	$ 0.45
AFFO per common share					
Basic	$ 0.29	$ 0.27	$ 0.27	$ 0.27	$ 0.47
Diluted	$ 0.29	$ 0.27	$ 0.27	$ 0.27	$ 0.47

3Q 2017- Supplemental

8

3Q 2017- Supplemental MedEquities Realty Trust, Inc.Consolidated EBITDA & Consolidated Adjusted EBITDAUnaudited (in thousands)Three Months Ended9/30/20176/30/20173/31/201712/31/20169/30/2016Net income $6,266 $5,732 $5,475 $5,376 $4,734 Interest expense 2,117 1,808 1,515 1,740 2,792 Franchise, excise, and other tax expense (income) 50 (60) 86 144 87 Depreciation and amortization 4,192 3,886 3,895 3,894 3,868 Consolidated EBITDA $12,625 $11,366 $10,971 $11,154 $11,481 Stock-based compensation expense 783 934 956 628 633 Consolidated Adjusted EBITDA $13,408 $12,300 $11,927 $11,782 $12,114

MedEquities Realty Trust, Inc.

Debt Overview

Unaudited ($ in thousands) at 9/30/2017

Debt Instrument - Secured Bank Facility	Maturity	Rate	Rate Type	Balance	% of Total Debt
$300 Million Revolving Credit Facility	February-21	2.99% (1)	Floating	$ 82,500	39.8%
$125 Million Term Loan	February-22	3.59% (2)	Fixed	125,000	60.2%
				$ 207,500	**100.0%**

Balance Sheet ($ in thousands) at 9/30/2017	
Cash	$ 7,264
Gross Assets (3)	$ 608,380
Total Debt	$ 207,500
Net Debt	$ 200,236

Debt Ratios at 9/30/2017	
Net Debt to Gross Assets Ratio	32.9%
Net Debt to Total Market Capitalization	34.5%
Net Debt to Consolidated Adjusted EBITDA, annualized	3.7x

(1) Weighted-average interest rate outstanding at September 30, 2017 based on LIBOR and pricing of 175 basis points over LIBOR. The facility pricing grid ranges from 175-300 basis points over LIBOR depending upon leverage.

(2) The Company entered into interest rate swap arrangements, effective April 10, 2017, on the full $125 million term loan. The Company's forecasted all-in interest rate under the term loan is composed of a fixed swap rate of 1.84% plus the applicable margin under the credit facility, which was 1.75% at November 7, 2017.

(3) The carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company's consolidated financial statements.

3Q 2017- Supplemental 10

MedEquities Realty Trust, Inc.

Operator Overview & Lease Coverage

Unaudited ($ in thousands) at 9/30/17

Operator	States	Property Type	Gross Investment	GLA/Square Feet	Number of Licensed Beds (1)
OnPointe	TX	SNF	$ 145,142	339,733	1,145
Life Generations	CA	SNF/ALF	96,697	181,149	559
Fundamental Healthcare	NV, SC, TX	ACH/LTACH/SNF	85,887	211,280	431
Vibra Healthcare	CA, TX	LTACH/IRF	77,429	77,925	104
Baylor Scott & White Health	TX	ACH	75,056	270,512	106
AAC Holdings	NV, TX	BH	25,020	180,307	-
Magnolia Health Systems	IN	SNF	15,003	52,919	160
Prospect Medical	CT	SNF	10,120	65,721	130
Multi-tenanted	TX	MOB	15,598	67,682	-
Total - All Properties			**$ 545,952**	**1,447,228**	**2,635**

Stabilized Facility & Guarantor Lease Coverage

Unaudited TTM rent coverage

EBITDARM Rent Coverage

	Facility			Guarantor		
Twelve Months Ended	**SNF/ALF**	**LTACH/IRF**	**Total**	**SNF/ALF**	**LTACH/IRF**	**Total**
June 30, 2017	1.41x	1.63x	1.47x	2.21x	1.83x	2.11x
March 31, 2017	1.52x	1.63x	1.55x	2.30x	1.84x	2.18x
December 31, 2016	1.62x	1.60x	1.62x	2.32x	1.83x	2.19x
September 30, 2016	1.65x	1.59x	1.63x	2.36x	1.82x	2.22x
June 30, 2016	1.54x	1.65x	1.57x	2.34x	1.88x	2.22x

EBITDAR Rent Coverage

	Facility			Guarantor		
Twelve Months Ended	**SNF/ALF**	**LTACH/IRF**	**Total**	**SNF/ALF**	**LTACH/IRF**	**Total**
June 30, 2017	1.20x	1.43x	1.26x	1.89x	1.70x	1.84x
March 31, 2017	1.32x	1.43x	1.35x	1.98x	1.72x	1.91x
December 31, 2016	1.42x	1.40x	1.41x	2.01x	1.72x	1.93x
September 30, 2016	1.44x	1.37x	1.42x	2.04x	1.70x	1.95x
June 30, 2016	1.34x	1.43x	1.37x	2.02x	1.76x	1.95x

(1) Excludes 166 beds in the AAC sober living facilities that are not licensed for treatment.

3Q 2017- Supplemental

11

3Q 2017- Supplemental MedEquities Realty Trust, Inc.Market SummaryUnaudited ($ in thousands) (at 9/30/2017) (1)PROPERTY TYPE Geography SNF/ALF ACH LTACH BH IRF MOB Total % of Total Texas11 1 -2 1 1 16 51.6% California6 -1 ---7 22.6% Nevada-1 1 2 --4 12.9% Indiana2 -----2 6.5% South Carolina1 -----1 3.2% Connecticut1 -----1 3.2% Total21 2 2 4 1 1 31 100.0%% OF TOTAL PROPERTIES69%6%6%13%3%3%DISTRIBUTION OF LICENSED BEDS (2) Geography SNF/ALF ACH LTACH BH IRF MOB Total % of Total Texas 1,287 106 - - 44 - 1,437 54.5% California 559 - 60 - - - 619 23.5% Nevada - 130 39 - - - 169 6.4% Indiana 160 - - - - - 160 6.1% South Carolina 120 - - - - - 120 4.6% Connecticut 130 - - - - - 130 4.9% Total 2,256 236 99 - 44 - 2,635 100.0%% OF TOTAL BEDS85%9%4%0%2%0%GROSS INVESTMENT GeographySNF/ALFACHLTACHBHIRFMOBTotal% of Total Texas $161,142 $75,056 $- $12,510 $19,399 $15,598 $283,705 52.0% California 96,697 - 58,030 - - - 154,727 28.3% Nevada - 29,877 20,010 12,510 - - 62,397 11.4% Indiana 15,003 - - - - - 15,003 2.7% South Carolina 20,000 - - - - - 20,000 3.7% Connecticut 10,120 - - - - - 10,120 1.9% Total $302,962 $104,933 $78,040 $25,020 $19,399 $15,598 $545,952 100.0%% OF TOTAL GROSS INVESTMENT55%19%14%5%4%3%RENTAL INCOME (Twelve months ended September 30, 2017) OperatorSNF/ALFACHLTACHBHIRFMOBTotal% of Total OnPointe $14,358 $- $- $- $- $- $14,358 25.2% Life Generations 8,618 - - - - - 8,618 15.1% Fundamental Healthcare 3,522 3,512 1,836 - - - 8,870 15.6% Vibra Healthcare - - 5,358 - 1,596 - 6,954 12.2% Baylor Scott & White Health - 15,180 - - - - 15,180 26.6% AAC Holdings - - - 354 - - 354 0.6% Magnolia Health Systems 261 - - - - - 261 0.5% Prospect Medical 251 - - - - - 251 0.4% Medical office building - - - - - 2,164 2,164 3.8% Total $27,010 $18,692 $7,194 $354 $1,596 $2,164 $57,010 100.0%% OF RENTAL INCOME46%33%13%1%3%4%BASE RENT (3) (Twelve months ended September 30, 2017) OperatorSNF/ALFACHLTACHBHIRFMOBTotal% of Total OnPointe $12,613 $- $- $- $- $- $12,613 24.6% Life Generations 8,312 - - - - - 8,312 16.2% Fundamental Healthcare 3,309 3,204 1,785 - - - 8,298 16.2% Vibra Healthcare - - 5,300 - 1,748 - 7,048 13.8% Baylor Scott & White Health - 12,750 - - - - 12,750 24.9% AAC Holdings - - - 318 - - 318 0.6% Magnolia Health Systems 229 - - - - - 229 0.5% Prospect Medical 228 - - - - - 228 0.4% Medical office building - - - - - 1,453 1,453 2.8% Total $24,691 $15,954 $7,085 $318 $1,748 $1,453 $51,249 100.0%% OF BASE RENT48%31%14%1%3%3%(1) Excludes any investment in and income from notes and mortgage notes receivable.(2) Excludes 166 beds in the AAC sober living facilities that are not licensed for treatment.(3) Base rent represents the contractual rent due under the facility lease agreements that is included in rental income and excludes items such as operating expense reimbursements, straight-line rent revenues, amortization of above-market leases and lease incentives, and any late fees.

3Q 2017- Supplemental MedEquities Realty Trust, Inc.Annualized Rental Income Expiration ScheduleUnaudited ($ in thousands) (at 9/30/2017)YearLicensed Beds (1) Expiring Annualized Rental Income (ARI) (2) (3) % of ARI Expiring (2)2017-2028 - $- - 2029 392 4,479 7.6%2030 1,748 24,424 41.1%2031 166 20,460 34.4%2032 329 10,050 16.9%Total 2,635 $59,413 100.0%(1) Excludes the 166 beds in the AAC sober living facilities that are not licensed for treatment.(2) Excludes the medical office building in Texas and notes and mortgage notes receivable.(3) Annualized rental income is defined as total consolidated rent, including straight-line rent and amortization of lease incentives, and excluding operating expense reimbursements as of September 30, 2017, multiplied by twelve.

MedEquities Realty Trust, Inc.

Payor Mix by Revenue & Facility-Level Occupancy

Unaudited

	Twelve Months Ended June 30, 2017										
	Stabilized, Single-Tenanted Portfolio					SNF Portfolio (1)					
Operator	Medicare	Medicaid	Commercial	Other	Facility-Level Occupancy	Medicare	Medicaid	Commercial	Other	Q-Mix	Facility-Level Occupancy
Life Generations	36%	27%	27%	10%	91.9%	36%	27%	27%	10%	72.9%	91.9%
OnPointe	32%	49%	8%	11%	79.5%	32%	49%	8%	11%	51.0%	79.5%
Fundamental	34%	21%	41%	4%	82.9%	35%	36%	23%	6%	64.4%	83.2%
Vibra	49%	0%	47%	3%	64.3%	-	-	-	-	-	-
Total Portfolio	**37%**	**27%**	**28%**	**8%**	**82.5%**	**34%**	**39%**	**18%**	**10%**	**61.4%**	**83.5%**

	Stabilized, Single-Tenanted Portfolio					SNF Portfolio (1)					
Twelve Months Ended	Medicare	Medicaid	Commercial	Other	Facility-Level Occupancy	Medicare	Medicaid	Commercial	Other	Q-Mix	Facility-Level Occupancy
June 30, 2017	37%	27%	28%	8%	82.5%	34%	39%	18%	10%	61.4%	83.5%
March 31, 2017	37%	27%	29%	8%	84.0%	34%	39%	17%	10%	61.2%	85.3%
December 31, 2016	37%	27%	28%	8%	84.4%	34%	39%	16%	10%	60.7%	85.8%
September 30, 2016	38%	27%	27%	8%	85.1%	35%	40%	15%	10%	60.2%	86.3%
June 30, 2016	38%	27%	26%	8%	85.4%	35%	40%	14%	11%	60.2%	86.5%

(1) Includes one assisted living facility (ALF) connected to a skilled nursing facility (SNF).

3Q 2017- Supplemental

14

MedEquities Realty Trust, Inc.

Transaction Activity

Unaudited ($ in thousands) (at 9/30/2017)

Acquisitions

Acquisition Date	# of Properties	Operator	Property Type	Purchase Price (1)	Licensed Beds (2)	Location
8/9/2017	4	AAC Holdings	BH	$ 25,000	-	NV, TX
7/31/2017	2	Magnolia Health Systems	SNF	15,000	160	IN
6/30/2017	1	Prospect Medical Holdings	SNF	10,000	130	Tolland, CT
10/2/2015	1	OnPointe	SNF	11,600	120	Graham, TX
10/1/2015	1	Vibra Healthcare	IRF	19,400	44	Amarillo, TX
10/1/2015	1	Life Generations	SNF	15,000	98	San Diego, CA
7/30/2015	9	OnPointe	SNF	133,400	1,025	TX
3/31/2015	1	Fundamental Healthcare	ACH	35,400	130	Las Vegas, NV
3/31/2015	5	Life Generations	SNF/ALF	80,000	461	CA
2/20/2015	1	Fundamental Healthcare	SNF	16,000	142	Ft. Worth, TX
2/3/2015	1	Baylor Scott & White Health (3)	ACH	75,000	106	Austin, TX
9/19/2014	1	Multi-tenanted	MOB	15,100	-	Brownsville, TX
8/1/2014	2	Fundamental Healthcare	LTACH/SNF	40,000	159	NV, SC
8/1/2014	1	Vibra Healthcare	LTACH	58,000	60	Kentfield, CA
Total - Acquisitions				**$ 548,900**	**2,635**	

Mortgage Investments

Origination Date	# of Properties	Operator	Property Type	Total Funded	Location
8/1/2017	1	Medistar Corporation	MOB	$ 6,700	Webster, TX
1/30/2017	1	Advanced Diagnostics Hospital East	ACH	12,500	East Houston, TX
8/1/2014	1	Vibra Healthcare	LTACH	10,000	Springfield, MA
Total - Mortgage Investments				**$ 29,200**	

Funding Commitments

Origination Date	# of Properties	Operator	Property Type	Total Commitment	Total Funded	Location
3/20/2017	1	Fundamental Healthcare (4)	ACH	$ 11,000	$ 613 (5)	Las Vegas, NV
Total - Funding Commitments				**$ 11,000**	**$ 613**	

(1) Represents cash price paid rather than GAAP cost basis.

(2) Excludes the 166 beds in the AAC sober living facilities that are not licensed for treatment.

(3) A triple-net master lease commenced on September 1, 2016 with Baylor Scott & White Health upon an operator change.

(4) Pursuant to the amended master lease with Fundamental, rents increase at a rate of 9.25% on incremental draws on the funding commitment for the Mountain's Edge Hospital expansion project.

(5) Includes approximately $222 accrued at September 30, 2017 and funded in October 2017.

3Q 2017- Supplemental 15

3Q 2017- Supplemental MedEquities Realty Trust, Inc.Glossary"Acute: refers to a disease or condition with a rapid onset and short course.""Acute Care Hospital (“ACH”): general medical and surgical hospitals that provide both inpatient and outpatient medical services and are owned and/or operated either by a non-profit or for-profit hospital or hospital system. These facilities often act as feeder hospitals to dedicated specialty facilities.""Adjusted Funds From Operations attributable to common stockholders (“AFFO”): AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. To calculate AFFO, we further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, non-real estate-related depreciation and amortization (including amortization of lease incentives and tenant allowances), stock based compensation expenses, and any other non-comparable or non-operating items that do not relate to the operating performance of our properties. To calculate AFFO, we also adjust FFO to remove the effect of straight-line rent revenue, which represents the recognition of net unbilled rental income expected to be collected in future periods of a lease agreement that exceeds the actual contractual rent due periodically from tenants for their use of the leased real estate under each lease. Noncontrolling interest amounts represent adjustments to reflect only our share of straight line rent revenue. Our calculation of AFFO may differ from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.""Assisted Living Facility (“ALF”): residential care facilities that provide housing, meals, personal care and supportive services to older persons and disabled adults who are unable to live independently. They are intended to be a less costly alternative to more restrictive, institutional settings for individuals who do not require 24-hour nursing supervision."Behavioral Health Facility (“BH”): facilities that provide inpatient and outpatient services for the treatment of behavioral health, mental illness and substance abuse. These can include facilities for intensive outpatient treatment, inpatient residential treatment, sober living rehabilitation and psychiatric care."Consolidated Adjusted EBITDA: Consolidated Adjusted EBITDA represents Consolidated EBITDA, as defined below, adjusted further for the effects of acquisition costs, stock-based compensation expense and non-cash write-offs of straight-line rent and accounts receivable.  Both Consolidated EBITDA and Consolidated Adjusted EBITDA are relevant non-GAAP measures broadly used by investors and analysts to evaluate the operating performance of a company and to assess a company’s credit strength, including the ability to service indebtedness. Our calculations of Consolidated EBITDA and Consolidated Adjusted EBITDA may differ from the methodologies used by other companies and, accordingly, our Consolidated EBITDA and Consolidated Adjusted EBITDA may not be comparable to amounts reported by other companies.  Consolidated EBITDA and Consolidated Adjusted EBITDA should not be used as a substitute for any GAAP financial measures for the purpose of evaluating our financial performance, financial position or cash flows."Consolidated EBITDA: calculated as net income (computed in accordance with GAAP) plus interest expense, taxes, and depreciation and amortization."EBITDAR: represents earnings from the operator’s financial statements before interest, taxes, depreciation, amortization and rent and may be adjusted for certain non-recurring, infrequent or out-of-period items.""EBITDAR Rent Coverage: represents the operator EBITDAR of our stabilized facilities for the trailing twelve months divided by the contractual lease rent for the same period. For the leases that have been in place for less than 12 months as of the date presented, the annualized base rent under the applicable lease as of such date is used.""EBITDARM: represents earnings from the operator’s financial statements before interest, taxes, depreciation, amortization, rent and management fees and may be adjusted for certain non-recurring, infrequent or out-of-period items.""EBITDARM Rent Coverage: represents the operator EBITDARM of our stabilized facilities for the trailing twelve months divided by the contractual lease rent for the same period. For the leases that have been in place for less than 12 months as of the date presented, the annualized base rent under the applicable lease as of such date is used."Facility-Level Occupancy: Occupancy is calculated by dividing the daily number of beds occupied each day as reported by the operators at their facilities during the period presented by the beds in operations (available) at the facilities for the same period.Funds From Operations attributable to common stockholders (“FFO”): FFO is a non-GAAP measure used by many investors and analysts that follow the real estate industry. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interest amounts represent adjustments to reflect only our share of depreciation and amortization. We compute FFO in accordance with NAREIT’s definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. We believe that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of real-estate related depreciation and amortization, gains or losses from sales for real estate, including impairments, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common stockholders. Our calculation of FFO may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. FFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity."Gross assets: the carrying amount of total assets plus accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.""Inpatient Rehabilitation Facility (“IRF”): facilities that provide inpatient rehabilitation services for patients recovering from injuries, organ transplants, amputations, cardiovascular surgery, strokes, and complex neurological, orthopedic and other medical conditions following stabilization of their acute medical issues.""Long-Term Acute Care Hospital (“LTACH”): facilities designed for patients with serious medical problems that require intense, special treatment for an extended period of time (typically at least 25 days), offer more individualized and resource-intensive care than a skilled nursing facility, nursing home or acute rehabilitation facility, and patients are typically transferred to a long-term acute care hospital from the intensive care unit of a traditional hospital."

3Q 2017- Supplemental MedEquities Realty Trust, Inc.Glossary (continued)"Medical Office Building (“MOB”): single-tenant or multi-tenant buildings where doctors, physician practice groups, hospitals, hospital systems or other healthcare providers lease space and are typically located near or adjacent to acute care hospitals or other facilities where healthcare services are rendered. Medical office buildings can include outpatient surgical centers, diagnostic labs, physical therapy providers and physician office space in a single building.""Post-acute: the period of time following acute care, in which the patient continues to require elevated levels of medical treatment.""Q-Mix: Quality mix is presented as non-Medicaid revenue as a percentage of total revenue. ""Skilled Nursing Facility (“SNF”): facilities that usually house elderly patients and provide restorative, rehabilitative and nursing care for patients not requiring more extensive and sophisticated treatment that may be available at acute care hospitals or long-term acute care hospitals. They are distinct from and offer a much higher level of care for older adults compared to senior housing facilities. Patients typically enter skilled nursing facilities after hospitalization."Stabilized Portfolio: as of June 30, 2017, our stabilized, single-tenanted portfolio includes only our 17 stabilized skilled nursing facilities, our two stabilized long-term acute care hospitals, our one stabilized assisted living facility (that is connected to a skilled nursing facility in our portfolio) and our one stabilized inpatient rehabilitation facility. Our non-stabilized, single-tenanted property as of June 30, 2017 was Mountain’s Edge Hospital. We consider a facility to be non-stabilized if it is a newly completed development, is undergoing or has recently undergone a significant addition or renovation, or is being repositioned or transitioned to new operators, but in no event beyond 24 months after the date of classification as non-stabilized. Lakeway Hospital is excluded from all operator metrics as a result of Baylor Scott & White's lack of reporting requirements for facility level financial information. Acquired properties that otherwise meet the definition of a stabilized property are included in operating metrics beginning with the first full quarter of ownership.